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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2004, except for the matter disclosed under the heading "Restatement" in Note 1 for which the date is November 10, 2004, relating to the financial statements and financial statement schedule of Compass Minerals International, Inc., which appears in Compass Minerals International, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
January 7, 2005